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                              EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of The Stride Rite Corporation:


         We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-76795, 33-54439, 33-58567 and 333-14837)
of The Stride Rite Corporation of our reports dated January 8, 1998 on our audits of the consolidated financial statements and financial statement schedules of The Stride Rite Corporation as of November 28, 1997 and November 29, 1996 and for the years ended November 28, 1997, November 29, 1996 and December 1, 1995 which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                                      /s/ Coopers & Lybrand L.L.P.
                                      COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
February 26, 1998